As filed with the Securities and Exchange Commission on March 4, 2010.
Registration No. 333-161637

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST- EFFECTIVE AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

FAIRFAX FINANCIAL HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7 (416) 367-4941
(Address and telephone number of Registrant’s principal executive offices)
CT CORPORATION SYSTEM
111 Eighth Avenue, 13th Floor, New York, NY 10011
(212) 894-8700
(Name, address and telephone number of agent for service in the United States)

Copies to:

Eric P. Salsberg Vice President, Corporate Affairs Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario, Canada M5J 2N7 Telephone (416) 367-4941	Christopher J. Cummings Shearman & Sterling LLP Commerce Court West 199 Bay Street, Suite 4405 Toronto, Ontario, Canada M5L 1E8 Telephone (416) 360-8484
Approximate date of commencement of proposed sale of the securities to the public:
Not Applicable.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):
A.	☑	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below):
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

EXPLANATORY NOTE
     On August 31, 2009, Fairfax Financial Holdings Limited, a Canadian corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form F-10, Registration No. 333-161637, (the “Registration Statement”), registering up to $1,000,000,000 of subordinate voting shares, preferred shares, debt securities, warrants, share purchase contracts and units of the Registrant. This Post-Effective Amendment No. 1 is being filed to remove from registration the securities that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 4, 2010.

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ Eric P. Salsberg
Eric P. Salsberg
Vice President, Corporate Affairs

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* V. Prem Watsa	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2010

* Greg Taylor	Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2010

* David Bonham	Vice President, Financial Reporting (Principal Accounting Officer)	March 4, 2010

* Robert J. Gunn	Director	March 4, 2010

* Anthony F. Griffiths	Director	March 4, 2010

Brandon W. Sweitzer	Director

* David L. Johnston	Director	March 4, 2010

Alan D. Horn	Director

*By:	/s/ Eric P. Salsberg
Eric P. Salsberg
Attorney-in-fact

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in its capacity as the duly authorized representative of Fairfax Financial Holdings Limited in the United States, in the Province of Ontario, Canada, on March 4, 2010.

FAIRFAX INC.
By:	/s/ Eric P. Salsberg
	Name:	Eric P. Salsberg
	Title:	Vice President